UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Warrants

On February 25, 2026, Zoomcar Holdings, Inc. (the “Company”) consummated the closing (the “Closing”) of its previously announced private placement (the “Private Placement”) of common stock purchase warrants (the “Warrants”) pursuant to Securities Purchase Agreements (the “Securities Purchase Agreements”) entered into by and between the Company and the purchasers named therein (collectively, the “Purchasers”).

Pursuant to the Securities Purchase Agreements, and at the Closing, the Company issued an aggregate of 939 Warrants to the Purchasers for aggregate gross proceeds of approximately $939 (before deducting offering expenses payable by the Company). Each Warrant is exercisable for one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an initial exercise price of $6,000 per share, subject to adjustment as provided therein. No placement agent, underwriter, broker or dealer manager was engaged in connection with the Private Placement, and no commissions or placement agent fees were paid by the Company in connection therewith.

The Warrants contain customary anti-dilution provisions and adjustments, including for stock splits, stock dividends and similar events. In addition, the Warrants include limitations on exercise that, in general, restrict a holder from exercising any portion of a Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than 4.99% of the Company’s outstanding Common Stock (or, at the holder’s election upon notice, up to 9.99%), in each case as provided in the Warrants.

The foregoing description of the Securities Purchase Agreements and the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement and form of Warrant, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Warrants issued in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) were offered and sold (i) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act, to verified accredited investors. The Company took reasonable steps to verify that each Purchaser was an accredited investor within the meaning of Rule 501(a) of Regulation D.

The Warrants and the Warrant Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 7.01. Regulation FD Disclosure.

On February 26, 2026, the Company issued a press release announcing the Closing of the Private Placement. A copy of the press release is furnished as Exhibit 99.1 hereto.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated February 26, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2026	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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